UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  January 12, 1998


                             CCB Financial Corporation
        (Exact name of registrant as specified in its charter)



         North Carolina             0-12358           56-1347849
   (State or other jurisdiction  (Commission File    (IRS Employer
        of incorporation)           Number)         Identification No.)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
               (Address of principal executive offices)



      Registrant's telephone number, including area code   (919) 683-7777


                                      N/A
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

      The Registrant and its lead bank subsidiary, Central Carolina Bank and Trust Company ("CCB"), have entered into employment and amended and restated change of control agreements (the "Executive Agreements") with the Registrant's three executive officers. The Executive Agreements provide that Ernest C. Roessler will be employed as President and Chief Executive Officer and J. Scott Edwards and Richard L. Furr will be employed as Executive Vice Presidents. The agreement for Mr. Roessler has a five-year term and the agreements for Messrs. Edwards and Furr provide for a three-year term (collectively the "Employment Period"); all of the Executive Agreements include provisions for automatic one-year extensions under certain conditions. In addition, the Executive Agreements provide, among other benefits, that the Registrant and CCB will maintain split-dollar life insurance agreements with the respective executive officers and maintain related executive officer-owned life insurance policies.

  The Executive Agreements provide that, if during the Employment Period, the Registrant or CCB terminate an Executive Agreement other than for Cause or Disability or the executive officer terminates it for Good Reason (as defined therein), in any of the foregoing cases within one year following a Change in Control (as defined therein), then the executive officer shall be entitled to receive, among other things and in addition to compensatory amounts owed to him for the current fiscal year, an amount equal to
2.99 times the total of the executive officer's base salary and aggregate cash bonus for the last completed fiscal year as well as accelerated vesting of certain employee benefits. The Executive Agreements supersede the change of control agreements that were adopted in 1995.


Item 7.             Financial Statements and Exhibits.

          (c) Exhibits

               Exhibit 10.1   Employment and Amended and Restated
               Change of Control Agreement dated January 12, 1998 by and among Registrant, Central Carolina Bank and Trust Company and Ernest C. Roessler

               Exhibit 10.2   Employment and Amended and Restated
               Change of Control Agreement dated January 27, 1998 by and among Registrant, Central Carolina Bank and Trust Company and Richard L. Furr

               Exhibit 10.3   Employment and Amended and Restated
               Change of Control Agreement dated January 21, 1998 by and among Registrant, Central Carolina Bank and Trust Company and J. Scott Edwards


                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION



Date:  March 16, 1998         By: /s/  ROBERT L. SAVAGE, JR.
                                   Robert L. Savage, Jr.
                                   Senior Vice President and
                                   Chief Financial Officer

Date:  March 16, 1998         By: /s/  W. HAROLD PARKER, JR.
                                   W. Harold Parker, Jr.
                                   Senior Vice President and
                                   Chief Accounting Officer